EXHIBIT 10.25 AMENDMENT TO FINANCING AGREEMENT



                                                             As of April 6, 1998

Sharper Image Corporation
650 Davis Street
San Francisco, CA 94111

Gentlemen:

Reference is made to (a) the Financing Agreement between us dated September 21, 1994, as amended (the "Financing Agreement") and (b) the Amendment Letter between us dated May 15, 1996 (herein the "1996 Amendment Letter"). Capitalized terms used herein shall have the same meanings as specified in the Financing Agreement unless otherwise specifically defined herein.

Effective immediately, pursuant to mutual understanding, the Financing Agreement shall be, and hereby is, amended as follows:

(A) Section 1 of the Financing Agreement shall be, and hereby is, amended by amending the definitions of "Early Termination Date", "Early Termination Fee", "Line of Credit" and "Line of Credit Fee" in their entirety to read as follows:

         "Early Termination Date shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit which date is prior to the fifth Anniversary Date."

         "Early Termination Fee shall: i) mean the fee CITBC is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the fifth Anniversary Date (except as otherwise provided in Section 10 of this Financing Agreement); and ii) be determined by calculating the sum of
         (a) the average daily balance of the Revolving Loans for the period from the date of this Financing Agreement to the Early Termination Date, (b) the average daily undrawn face amount of the Letters of Credit outstanding from the date of this Financing Agreement to the Early Termination Date and (c) the average daily balance of CAPEX Term Loans for the period from the effective date of the CAPEX Term Loan Line of Credit to the Early Termination Date and multiplying that sum by (i) one percent (1%) per annum if the Early Termination Date occurs

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         prior  to the  second  Anniversary  Date;  (ii)  three-quarters  of one percent (3/4 of 1%) per annum if the Early Termination Date occurs on or after the second Anniversary Date but prior to the third Anniversary Date; and (iii) one-half of one percent (1/2 of 1%) per annum if the Early Termination Date occurs on or after the third Anniversary Date but prior to the fifth Anniversary Date, in each case for the number of days from the Early Termination Date to the fifth Anniversary Date."

         "Line of Credit shall mean the commitment of CITBC to make Revolving Loans under Section 3 hereof, make CAPEX Term Loans under Section 3A hereof and issue Letter of Credit Guaranties under Section 4 hereof, all pursuant to and in accordance with Sections 3, 3A and 4 of this Financing Agreement, in the aggregate amount of $24,500,000 at all times, provided that (i) such amount shall be automatically and without any further act by CITBC or the Company reduced by an amount equal to the aggregate amount of all drawdowns of CAPEX Term Loans made by CITBC to the Company hereunder and (ii) the aggregate outstanding balance of Revolving Loans and Letters of Credit shall not exceed $20,000,000 at all times except as set forth below:

                  (a) October 1 - December 31, 1998           $28,000,000.00
                  (b) October 1 - December 31, 1999           $30,000,000.00
                  (c) October 1 - December 31, 2000           $31,000,000.00
                  (d) October 1 - December 31, 2001           $32,000,000.00
                  (e) October 1 - December 31, 2002           $33,000,000.00"

         "Line of Credit Fee shall: i) mean the fee due CITBC at the end of each month for the Line of Credit, and ii) be determined by multiplying x) the difference between the Line of Credit at the end of such month less the sum of a) the average daily Revolving Loans outstanding during such month, and b) the average daily undrawn face amount of all outstanding Letters of Credit for said month by y) one half of one percent (.500%) per annum for the number of days in said month during which this Financing Agreement was in effect (herein the "Line of Credit Percentage"), provided, however, the percentage set forth in y) shall be subject to increase or decrease (herein each a "Fee Adjustment") as outlined below:

         (i) The Line of Credit Percentage may be reduced or increased in accordance with the grid set forth below from the rate set forth in y) above, based on the EBITDA of the Company for any fiscal quarter commencing with the fiscal quarter ending January 31, 1998 and each fiscal quarter thereafter.

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         EBITDA for Four Consecutive                 Line of Credit
         Quarters, then ended                        Percentage
         --------------------                        ----------

         1. Less than $5,000,000.00                  0.500% per annum

         2. $5,000,000.00 or more
            but less than $6,500,000.00*             0.375% per annum

         3. $6,500,000.00 or more*                   0.250% per annum

*except solely with respect to the fiscal quarter ended July 1998, the figure "$6,500,000.00" set forth in #2 and #3 above shall be "$6,000,000.00."

         (ii) In addition to the foregoing requirements, each Fee Adjustment is subject to the Company's compliance with each of the following conditions:

                  (x) as to any fee reduction, the timely delivery by the Company of the Relevant Financial Statements (as hereinafter defined) in accordance with Paragraph 7 of Section 6 of this Financing Agreement and CITBC has had reasonable time to review such financial statements to its satisfaction ("Financial Statement Test"), and the absence of any Default or Event of Default on the date of determination of the Financial Statement Test or the effective date of any such Fee Adjustment; and

                  (y) each Fee Adjustment will be effective only after CITBC's receipt and review of (a) the Company's latest financial statements reflecting the four (4) consecutive most recently ended quarters (the "Relevant Financial Statements") for the applicable fiscal quarter and (b) a certificate signed by an authorized officer of the Company setting forth the calculations used to determine the applicable Line of Credit Percentage based on the terms and conditions set forth herein. Any such Fee Adjustment shall be effective on the first day of the month following CITBC's receipt and review of such Relevant Financial Statements.

         (iii) Notwithstanding the foregoing, if the Company fails to timely deliver to CITBC the Relevant Financial Statements under this Financing Agreement, and/or a Default or an Event of Default has occurred under this Financing Agreement as further provided in clause (x) above, the Line of Credit Percentage shall be 0.500% per annum."

(B) Section 1 of the Financing Agreement shall be, and hereby is, further amended by adding the


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following  definitions in their proper  alphabetical order as follows:

         "Chase Manhattan Bank Rate shall mean the rate of interest per annum announced by Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank to its borrowers).

         All references in the Financing Agreement to the "Chemical Bank Rate" shall be, and hereby are, amended to the "Chase Manhattan Bank Rate."

         "Interest Coverage Ratio shall mean a ratio determined as of the relevant calculation date by dividing EBITDA by Interest Expense for the relevant period."

(C) Section 3, Paragraph 1 shall be, and hereby is, amended by amending the second sentence thereof in its entirety to read as follows:

         "Such loans and advances shall be in amounts up to the sum of:

         (a) twenty percent (20%) of the aggregate value of the Company's Eligible Inventory which is Proprietary Products Inventory plus (b) (i) fifty-five percent (55%) for the period January 1 through and including September 30 of each year, (ii) sixty percent (60%) for the period from October 1, through and including October 31 of each year,
         (iii)sixty-five percent (65%) for the period from November 1, through and including December 31 of each year, of the aggregate value of the Company's other Eligible Inventory provided that in no event shall the aggregate amount of Eligible Inventory computed pursuant to the clause
         (a) above exceed twenty-five percent (25%) of the total of all Eligible Inventory."

(D) Section 6, Paragraphs 8, 10 and 11 of the Financing Agreement shall be, and each hereby is, amended as follows:

         (i) The Net Worth covenant set forth in Paragraph 8 of Section 6 shall be, and hereby is, amended by amending the Net Worth amount for all fiscal quarters ending October of each fiscal year to be "$24,000,000.00". Such covenant shall remain unchanged for all other fiscal quarters and periods.

         (ii) The Working Capital covenant set forth in Paragraph 10 of Section 6 shall be, and hereby is, amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "10. Intentionally Omitted."

         (iii) The Fixed Charge Coverage Ratio covenant set forth in Paragraph 11 of Section

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         6 shall be, and hereby is,  amended by deleting it in its  entirety and substituting the following in lieu thereof:

                  "11. The Company shall maintain at the end of each fiscal quarter for the four (4) consecutive fiscal quarters then ending an Interest Coverage Ratio of at least 2.50 to 1.0."

         (iii) The Leverage Ratio covenant set forth in Paragraph 12 of Section 6 shall be, and hereby is, amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "12. Without the prior written consent of CITBC, the Company will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of $10,000,000.00. Notwithstanding the foregoing, if the Company, in any fiscal year, spends less than the permitted Capital Expenditures for such year, then fifty percent (50%) of such unused amount shall be added to the amount permitted solely for the next succeeding fiscal year."

(E) Paragraph 1 of Section 7 of the Financing Agreement shall be, and hereby is, amended by adding the following subparagraph (d) to the end of such paragraph:

         "(d) Subject to the conditions set forth in this subparagraph (d), the interest rates set forth in Paragraph 1, subparagraphs (a) and (b) shall be subject to increase or decrease (herein each a "Rate Adjustment") as outlined below:

                  i) The spread over the Chase Manhattan Bank Rate and the Libor may be reduced or increased in accordance with the grid set forth below from the rate set forth in sub-Paragraphs (a) and
                  (b) above, as applicable (as such rate may be adjusted from time to time hereunder) based on the EBITDA of the Company for any fiscal quarter commencing with the fiscal quarter ending January 31, 1998 and each fiscal quarter thereafter.

                                 REVOLVING LOANS
                                 ---------------

EBITDA for Four Consecutive           Chase Manhattan
---------------------------           ---------------
Quarters, then ended                  Bank Rate Margin           Libor Margin
--------------------                  ----------------           ------------

1. Less than $5,000,000.00                + 0.75%                  + 2.75%

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2. $5,000,000.00 or more
    but less than $6,500,000.00*          + 0.50%                  + 2.50%

3. $6,500,000.00 or more*                 + 0.25%                  + 2.25%


                                   CAPEX LOANS
                                   -----------

EBITDA for Four Consecutive           Chase Manhattan
---------------------------           ---------------
Quarters, then ended                  Bank Rate Margin           Libor Margin
--------------------                  ----------------           ------------

1. Less than $5,000,000.00                 + 1.00%                  + 3.00%

2. $5,000,000.00 or more
    but less than $6,500,000.00*           + 0.75%                  + 2.75%

3. $6,500,000.00 or more*                  + 0.50%                  + 2.50%

* except solely with respect to the fiscal quarter ended July,  1998, the figure
"$6,500,000.00"   set  forth  in  #2  and  #3  in  each  grid  above   shall  be
"$6,000,000.00."

         (ii) In addition to the foregoing requirements, each Rate Adjustment is subject to the Company's compliance with each of the following conditions:

                  (x) as to any rate reduction, the timely delivery by the Company of the Relevant Financial Statements (as hereinafter defined) in accordance with Paragraph 7 of Section 6 of this Financing Agreement and CITBC has had reasonable time to review such financial statements to its satisfaction ("Financial Statement Test"), and the absence of any Default or Event of Default on the date of determination of the Financial Statement Test or the effective date of any such Rate Adjustment; and

                  (y) each Rate Adjustment will be effective only after CITBC's receipt and review of (a) the Company's latest financial statements reflecting the four (4) consecutive most recently ended fiscal quarters (the "Relevant Financial Statements") for the applicable fiscal quarter and (b) a certificate signed by an authorized officer of the Company setting forth the calculations used to determine the applicable interest rate margin based on the terms and conditions set forth herein. Any such Rate Adjustment shall be effective as follows:

                           (A) as to the spread  over the Chase  Manhattan  Bank

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                           Rate on the first day of the month following  CITBC's
                           receipt  and  review  of  such   Relevant   Financial
                           Statements; and

                           (B) as to the spread over Libor on the first day of the next interest period commencing after CITBC's receipt and review of such Relevant Financial Statements.

         (iii) Notwithstanding the foregoing, if the Company fails to timely deliver to CITBC the Relevant Financial Statements under this Financing Agreement, the Chase Manhattan Bank Rate Margin or the Libor Margin, as the case may be, shall be equal to the highest rate set forth in the applicable grid set forth above; provided, however, nothing contained herein shall be deemed to affect CITBC's right to charge the Default Rate of Interest in accordance with the terms of this Financing Agreement.

(F) Section 10 of the Financing Agreement shall be, and hereby is, amended as follows:

         (i) the reference to the seventh or any subsequent Anniversary Date" as contained in the first sentence thereof shall be, and hereby is amended to read "ninth or any subsequent Anniversary Date"; and

         (ii) the reference to "fourth Anniversary Date" as contained in the proviso at the end of the fourth sentence thereof shall be, and hereby is, amended to read "fifth Anniversary Date".

(G) The Effectiveness of all of the amendments set forth above shall be, and hereby is, subject to the fulfillment to CITBC's satisfaction of each of the Conditions Precedent. The "Conditions Precedent" shall mean:

         (i) The Company shall pay all Out-of-Pocket Expenses incurred by CITBC in connection with the agreement and all the documents and transactions contemplated hereby including, without limitation, the reasonable fees and expenses of CITBC's outside legal counsel in connection with the warrant referred to in clause (iii) below. All such amounts may be charged to your Revolving Loan Account on the respective due dates thereof.

         (ii) CITBC's receipt of a secretary's certificate certifying Board of Directors Resolutions authorizing the execution, delivery and performance by the Company of this Agreement and all documents and transactions contemplated hereby.

         (iii) The Company shall enter into a warrant agreement in form and substance

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         satisfactory to CITBC and take all other actions  necessary to grant to
         CITBC or its assigns a warrant to purchase up to 75,000 shares of its voting common stock at $4.125 a share.

Pursuant to mutual understanding, a typographical error of omission appearing in
(F) on page 6 of the 1996 Amendment Letter is hereby corrected by adding the words "Paragraph 1 of" to the beginning of the first sentence in (F) prior to the reference to "Section 7" therein.

Except to the extent set forth herein, no other change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement kindly so indicate by signing and returning the enclosed copy of this letter.

                                      Very truly yours,

                                      THE CIT GROUP/BUSINESS CREDIT, INC.

                                      /s/ Adrian Avalos
                                          -------------
                                      By:    Adrian Avalos
                                      Title: Loan Officer

Read and Agreed to:

SHARPER IMAGE CORPORATION

/s/ Tracy Y. Wan
    ------------
By:    Tracy Y. Wan
Title: Senior Vice President, Chief Financial Officer


/s/ Barry Gilbert
    -------------
By:    Barry Gilbert
Title: Vice Chairman, Chief Operating Officer


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